UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 11, 2008 (March 11, 2008)

Kaman Corporation
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

0-1093	06-0613548
(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue, Bloomfield, Connecticut	06002
(Address of Principal Executive Offices)	(Zip Code)

(860) 243-7100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On March 11, 2008, the company announced that its subsidiary, Kaman Industrial Technologies Corporation, has entered into a stock purchase agreement with all of the shareholders of Industrial Supply Corporation (ISC) of Richmond, Virginia, for the acquisition of one hundred percent of ISC's outstanding capital stock. ISC is a distributor of power transmission, fluid power, material handling and industrial MRO supply products with annual sales of about $55 million. The transaction is expected to be completed on or about March 31, 2008. Please see the press release attached as Exhibit 99.1 issued on March 11, 2008 regarding the transaction.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1	Press Release of the Company dated March 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ Robert M. Garneau
Robert M. Garneau
Executive Vice President and
Chief Financial Officer

Date: March 11, 2008

KAMAN CORPORATION AND SUBSIDIARIES

Index to Exhibits

Exhibit	Description
Exhibit 99.1	Press release dated March 11, 2008.	Attached